EXHIBIT 16


                                             Date: October 12, 2000





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

          We have read Item 4 of Form 8-K of Children's Wonderland, Inc. (The "Registrant") as filed with the Securities and Exchange Commission on October 12, 2000 (the "Form 8-K" and have the following comments:

(a) We agree with the statements made in the last sentence of paragraph 4(a), the first sentence of paragraph 4(b), and paragraph 4(c).

(b) We have no basis to agree or disagree with the statements in the first sentence of paragraph 4(a), the last sentence of paragraph 4(b), and paragraphs 4(d), 4(e) and 4(f).

                                   Very truly yours,

                                   DELOITTE & TOUCHE LLP


                               By: _________________________

                               Name:

                               Title:




236405.1


                                       5